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                                                                   EXHIBIT 10.29


                               SECURITY AGREEMENT
                                   (Borrowers)

      This Security Agreement ("Agreement"), dated as of April 24, 2002, is executed by and among each of the undersigned Grantors and BANK OF AMERICA, NATIONAL ASSOCIATION, in its capacity as administrative agent (the "Agent") under the Credit Agreement described below.

                                    RECITALS:

      A. Daisytek International Corporation (the "Parent"), the Grantors, the Agent, and the Lenders are parties to the certain Credit Agreement dated concurrently herewith (as such agreement may be amended, restated, or otherwise modified from time to time, including all annexes, exhibits, and schedules thereto, is referred to herein as the "Credit Agreement"). Pursuant to and subject to the terms of the Credit Agreement, the Lenders have agreed to make Revolving Loans and issue Letters of Credit and Credit Support for the account of the Grantors.

      B. In order to induce the Agent and the Lenders to enter into the Credit Agreement and the other Loan Documents and to make Revolving Loans and issue Letters of Credit and Credit Support as provided for in the Credit Agreement, the Grantors have agreed to grant a continuing Lien on the Collateral to secure all indebtedness, liabilities, and obligations of each Grantor individually and the Borrowers collectively (including, without limitation, the Obligations) outstanding or otherwise described in the Credit Agreement and the other Loan Documents (collectively, the "Secured Obligations").

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

      Section 1.1 Defined Terms. Terms defined in the Credit Agreement, wherever used in this Agreement unless otherwise defined herein, shall have the same meanings in this Agreement as are prescribed by the Credit Agreement, including Annex A thereto (which definitions are deemed to be incorporated herein by reference). Terms used herein that are defined in the UCC and are not otherwise defined in this Agreement or the Credit Agreement shall have the meanings specified therefor in the UCC. All references to Sections, unless the context provides otherwise, mean references to Sections of this Agreement. In addition, the following terms shall have the following respective meanings:

      "Account" means accounts, as defined in the UCC, and any other rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance and "Accounts" means all of the foregoing.


SECURITY AGREEMENT - Page 1
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      "Agreement" has the meaning specified in the introductory paragraph hereof.

      "Borrower" and "Borrowers" have the meanings specified in the Credit Agreement and include any successors and assigns.

      "Chattel Paper" has the meaning specified in the UCC, including, without limitation, electronic chattel paper.

      "Collateral" has the meaning specified in Section 2.1.

      "Credit Agreement" has the meaning specified in Recital A of this Agreement.

      "Deposit Accounts" has the meaning specified in the UCC.

      "Documents" means any documents, as defined in the UCC, and any other bills of lading, warehouse receipts, or other documents of title.

      "Equipment" means any equipment, as defined in the UCC, and any other machinery, equipment, furniture, furnishings, fixtures, and any other tangible personal property (except Inventory), including, without limitation, embedded software, motor vehicles and other rolling stock with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds, and office equipment, as well as any of such types of property leased by a Person and any of such Person's rights and interests with respect thereto under such leases (including, without limitation, options to purchase), together with any present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties, and rights with respect thereto.

      "Foreign Affiliate" means any Affiliate of a Grantor organized in a country other than the U.S.

      "Foreign Subsidiary" means any Subsidiary of a Grantor organized in a country other than the U.S.

      "General Intangibles" means general intangibles, as defined in the UCC, choses in action and causes of action, and any other intangible personal property of every kind and nature (other than Accounts), including, without limitation, contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, trade secrets, goodwill, computer software, customer lists, registrations, licenses, franchises, tax refund claims, funds which may become due to a Person in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to a Person from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which a Person is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property, and any letter of credit, guarantee, claim, security interest or other security held by or granted to a Person.


SECURITY AGREEMENT - Page 2
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      "Goods" means any goods, as defined in the UCC, embedded software to the extent included in goods, manufactured homes, standing timber that is cut and removed for sale, and unborn young of animals.

      "Grantor" means (a) each of the undersigned Persons and (b) each other Person, if any, that becomes a party to this Agreement after the Closing Date, by joinder or otherwise, pursuant to the terms of the Credit Agreement, and in each case their respective successors and assigns, and "Grantors" means two or more of such Persons, collectively.

      "Instruments" has the meaning specified in the UCC.

      "Intercompany Accounts" means all assets and liabilities, however arising, which are due to a Grantor from, or are due from a Grantor to, any Affiliate of such Grantor.

      "Inventory" means inventory, as defined in the UCC, goods, merchandise to be furnished under any contract of service or held for sale or lease, including, without limitation, any such inventory, goods, or merchandise which has been delivered to and is in the possession or control of another Person as a representative, agent, warehouseman, consignee, or bailee, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature, or description which are used or consumed in a Person's business or used in connection with the packing, shipping, advertising, selling, or finishing of such goods, merchandise, or other property and all documents of title or other Documents representing them.

      "Investment Property" means any investment property, as defined in the UCC, and all (a) securities, whether certificated or uncertificated, (b) securities entitlements, (c) securities accounts, (d) commodity contracts, and
(e) commodity accounts, together with all other units, shares, partnership interests, membership interests, equity interests, rights, or other equivalent evidences of ownership (howsoever designated) issued by any Person. With respect to each Grantor, the term "Investment Property" also includes, without limitation, all Capital Stock of any Affiliate at any time owned by such Grantor.

      "Letter-of-Credit Rights" means letter-of-credit rights, as defined in the UCC, and any rights to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is entitled to demand payment or performance.

      "Parent" has the meaning specified in the introductory paragraph.

      "Proprietary Rights" means any licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent applications, trademark applications, and service mark applications, and any licenses and rights related to any of the foregoing, including, with respect to each Grantor, those patents, trademarks, service marks, trade names, and copyrights set forth on Schedule 6.10 of the Credit Agreement as owned by such Grantor, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing.


SECURITY AGREEMENT - Page 3
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      "Software" means any software, as defined in the UCC, other than software embedded in any category of Goods, and any computer programs and any supporting information provided in connection with a transaction related to any computer program.

      "Supporting Obligations" means any supporting obligations, as defined in the UCC, including Letters of Credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

      "UCC" means the Uniform Commercial Code (or any successor statute), as in effect from time to time, of the State of Texas or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests; provided that to the extent that the UCC is used to define any term herein or in any other documents and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

                                   ARTICLE 2

                           GRANT OF SECURITY INTEREST

      Section 2.1 Security Interest. As security for the Secured Obligations (excluding Existing Obligations in the case of property owned by a Newly Obligated Party), each Grantor hereby grants to the Agent, for the benefit of the Agent and the Lenders, a continuing security interest in, lien on, pledge of, collateral assignment of, and right of set-off against, all of such Grantor's right, title, and interest in and to any of the following property and assets, whether now owned or existing or hereafter acquired or arising, regardless of where located:

            (a) Accounts, including all credit enhancements therefor, and payment intangibles;

            (b)   Inventory;

            (c)   contract rights;

            (d)   Chattel Paper;

            (e)   Documents;

            (f)   Instruments;

            (g)   Supporting Obligations and Letter-of-Credit Rights;

            (h) General Intangibles (including, without limitation, payment intangibles, Intercompany Accounts, and Software);

            (i)   Goods;

            (j)   Equipment;


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            (k)   Investment Property, excluding any Capital Stock of a Foreign
      Subsidiary or Foreign Affiliate;

            (l) money, cash, cash equivalents, securities and other property of any kind held directly or indirectly by the Agent or any Lender;

            (m) Deposit Accounts, credits, and balances with and other claims against the Agent or any Lender or any of their Affiliates or any other financial institution with which such Grantor maintains deposits, including any Payment Accounts;

            (n) books, records and other property related to or referring to any of the foregoing, including, without limitation, books, records, account ledgers, data processing records, computer software, and other property and General Intangibles at any time evidencing or relating to any of the foregoing;

            (o) commercial tort claims from time to time disclosed to the Agent pursuant to Section 2.3(h);

            (p) accessions to, substitutions for, and replacements and products of any of the foregoing; and

            (q) all proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

All of the foregoing, together with the Real Estate covered by each Mortgage (if any), all equity interests in Subsidiaries pledged to the Agent and all other property of each Grantor in which the Agent or any Lender may at any time be granted a Lien as collateral for the Secured Obligations, is herein collectively referred to as the "Collateral."

      Section 2.2 Security for Obligations. All of the Secured Obligations (excluding Existing Obligations in the case of property owned by a Newly Obligated Party) shall be secured by the Collateral, provided, however, that each Grantor's liability under this Agreement shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under any Requirement of Law, in each case after giving effect to all other liabilities of such Grantor, contingent or otherwise, that are relevant under such laws, and after giving effect to the value, as assets (as determined under the applicable provisions of such laws) of any rights of such Grantor to contribution, indemnity, and/or subrogation from any Obligated Party or other Person pursuant to any Requirement of Law or any Agreement providing for an equitable allocation among such Grantor, any Obligated Party, and any other such Person of their respective obligations thereunder.


SECURITY AGREEMENT - Page 5
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      Section 2.3 Perfection and Protection of Security Interest.

            (a) Each Grantor shall, at its expense, perform all steps requested by the Agent at any time to perfect, maintain, protect, and enforce the Agent's Liens, including: (i) executing, delivering, and/or filing and recording each Mortgage (if any), each Copyright Security Agreement, Patent Security Agreement, and Trademark Security Agreement to the extent required by the Credit Agreement, and executing (if necessary), authorizing, and filing financing or continuation statements, and amendments thereof, in form and substance reasonably satisfactory to the Agent; (ii) delivering to the Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued and certificates of title covering any portion of the Collateral for which certificates of title have been issued; (iii) at any time during the existence of an Event of Default, transferring Inventory to warehouses or other locations designated by the Agent; (iv) placing notations on such Grantor's books of account to disclose the Agent's Liens; and (v) taking such other steps as are deemed necessary or desirable by the Agent to maintain and protect the Agent's Liens. Each Grantor agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

            (b) Unless the Agent shall otherwise consent in writing (which consent may be revoked in the Agent's discretion), each Grantor shall deliver to the Agent all Collateral consisting of negotiable Documents, certificated securities (accompanied by stock powers executed in blank), Chattel Paper, and Instruments promptly after such Grantor receives the same.

            (c) Upon the Agent's request and otherwise in accordance with the terms of the Credit Agreement, each Grantor shall obtain waivers of Liens from landlords and mortgagees, and each Grantor shall in all instances obtain a signed acknowledgment of the Agent's from any representative, agent, warehouseman, consignee, or bailee having possession of any Collateral that such representative, agent, warehouseman, consignee, or bailee holds such Collateral for the benefit of the Agent.

            (d) Upon the Agent's request and otherwise in accordance with the terms of the Credit Agreement, each Grantor shall obtain an authenticated control agreement from each issuer of uncertificated securities and from each securities intermediary or commodities intermediary issuing or holding any financial assets or commodities to or for such Grantor.

            (e) If any Grantor is or becomes the beneficiary of a letter of credit, such Grantor shall promptly notify the Agent thereof and upon the Agent's request enter into a tri-party agreement with the Agent and the issuer and/or confirmation bank with respect to all Letter-of-Credit Rights thereunder assigning such Letter-of-Credit Rights to the Agent and directing all payments thereunder to the Payment Account, all in form and substance reasonably satisfactory to the Agent.

            (f) In accordance with the UCC (or other applicable Requirements of Law) and to the extent requested by the Agent, each Grantor shall take all steps necessary to


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      grant the Agent control of all of such Grantor's (i) Deposit Accounts,
      (ii) electronic Chattel Paper, and (iii) all "transferable records" (as defined in the Uniform Electronic Transactions Act).

            (g) Each Grantor hereby irrevocably authorizes the Agent at any time and from time to time to file in any filing office any financing statements and amendments thereto that (i) indicate the Collateral (A) as "all assets" or "all personal property" of such Grantor, or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or (B) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization, any organization identification number issued to such Grantor, and any employer or taxpayer identification number issued to such Grantor, and (B) in the case of a financing statement filed as a fixture filing or indicating any Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which such Collateral relates. Each Grantor agrees to furnish any such information to the Agent promptly upon request. Each Grantor also ratifies its authorization for the Agent to file any like financing statements or amendments thereto if filed prior to the date hereof.

            (h) Schedule 2.3(h) is a complete list of the commercial tort claims owned by each Grantor. Each Grantor shall promptly notify the Agent of any commercial tort claim acquired by such Grantor, and unless otherwise consented by the Agent, any such Grantor acquiring a commercial tort claim shall enter into documentation satisfactory to the Agent to (i) amend Schedule 2.3(h) to include such commercial tort claim, and (ii) grant to the Agent a first priority perfected Lien in such commercial tort claim.

            (i) From time to time, each Grantor shall, upon the Agent's request, execute and deliver confirmatory written instruments pledging to the Agent, for the benefit of the Agent and the Lenders, the Collateral, but any Grantor's failure to do so shall not affect or limit any security interest or any other rights of the Agent or any Lender in and to the Collateral with respect to such Grantor. So long as the Credit Agreement is in effect and until all Secured Obligations have been fully satisfied, the Agent's Liens shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

            (j) Not less frequently than once during each calendar year, each Grantor shall, unless the Agent shall otherwise consent, provide to the Agent a certificate of the applicable Governmental Authority evidencing such Grantor's good standing in its jurisdiction of incorporation or organization.

            (k) Except as provided in Section 7.9 of the Credit Agreement, no Grantor shall reincorporate or reorganize itself under the laws of any jurisdiction or change its type of entity as identified on Schedule 6.3 of the Credit Agreement without the prior written consent of the Agent.


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            (l)   Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed by the Agent or any Lender in connection with this Agreement or any other Loan Document without the prior written consent of the Agent and agrees that it will not do so without the prior written consent of the Agent, subject to such Grantor's rights under
      Section 9-509(d)(2) of the UCC.

      Section 2.4 Location of Collateral. Each Grantor represents and warrants to the Agent and the Lenders that (a) Schedule 2.4 is a correct and complete list of the location of such Grantor's chief executive office, each location of such Grantor's books and records, each location and address where any of such Grantor's Collateral is held, and the address of all other locations, if any, where such Grantor maintains a place of business, and (b) Schedule 2.4 correctly identifies any of such facilities and locations that are not owned by such Grantor and sets forth the names of the owners and lessors or sublessors of such facilities and locations. Each Grantor covenants and agrees that it will not (x) maintain any Collateral at any location other than those locations listed for such Grantor on Schedule 2.4, (y) otherwise change or add to any of the locations listed for such Grantor on Schedule 2.4, or (z) change the location of its chief executive office from the location identified on Schedule 2.4, unless, in any such case described in clauses (x), (y), or (z) preceding, such Grantor gives the Agent at least thirty (30) days prior written notice thereof and executes and authorizes any and all financing statements and other documents that the Agent reasonably requests in connection therewith. Without limiting the foregoing, each Grantor represents that all of its Inventory (other than Inventory in transit) is, and covenants that all of its Inventory will be, located either (A) on premises owned by such Grantor, (B) on premises leased by such Grantor, provided that the Agent has received an executed landlord waiver from the landlord of such premises to the extent required by the Credit Agreement, in form and substance satisfactory to the Agent, or (C) in the possession of a representative, agent, warehouseman, consignee, or bailee, provided that the Agent has received an acknowledged bailee letter from the applicable warehouseman, representative, agent, consignee, or bailee to the extent required by the Credit Agreement, in form and substance satisfactory to the Agent.

      Section 2.5 Jurisdiction of Organization. Schedule 6.4 to the Credit Agreement correctly identifies each Grantor's name as of the date hereof as it appears in official filings in the jurisdiction of its incorporation or other organization, the type of entity of each Grantor, the employer or taxpayer identification number of the Grantor, the organizational identification number issued by each Grantor's jurisdiction of incorporation or organization or a statement that no such number has been issued, and the jurisdiction in which each Grantor is incorporated or organized. Each Grantor has only one jurisdiction of incorporation or organization.

      Section 2.6 Title to, Liens on, and Sale and Use of Collateral. Each Grantor represents and warrants to the Agent and the Lenders and agrees that:
(a) such Grantor has rights in and the power to transfer all of the Collateral free and clear of all Liens whatsoever, except for Permitted Liens; (b) the Agent's Liens in the Collateral will not be subject to any prior Lien except for Permitted Liens to the extent and as permitted by the Credit Agreement; and (c) the Grantor will use, store, and maintain the Collateral with all reasonable care and will use such Collateral for lawful purposes only.


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      Section 2.7 Appraisals. The Agent may, at the Grantors' expense, obtain an appraisal (prepared on a basis satisfactory to the Agent and including, without limitation, information required by Requirements of Law and by the internal policies of the Agent) of any or all of the Collateral from a credentialed appraiser acceptable to the Agent (a) whenever any Default or Event of Default exists and (b) at such other times as the Agent may request, but not more frequently than once each calendar year. Additionally, the Agent may, at the Grantors' expense, with respect to any appraisal obtained pursuant to clause (b) preceding, obtain one update thereto (a "desk-top appraisal") at such time as the Agent may determine in its discretion.

      Section 2.8 Access and Examination. The Agent, accompanied by any Lender which so elects with the consent of the Agent, may, upon prior notice to any Grantor, at all reasonable times during regular business hours (and at any time and without notice to any Grantor when a Default or Event of Default exists) have access to, examine, audit, make extracts from or copies of, and inspect any or all of each Grantor's records, files, and books of account and the Collateral, and discuss the affairs of each Grantor with such Grantor's officers and management and the officers and management of any other Grantor. Each Grantor will deliver to the Agent any instrument necessary for the Agent to obtain records from any service bureau maintaining records for such Grantor. The Agent may, and at the direction of the Majority Lenders shall, at any time when a Default or Event of Default exists, and at such Grantor's expense, make copies of any Grantor's books and records, or require such Grantor to deliver such copies to the Agent. The Agent may, without expense to the Agent, use such of the Grantors' respective personnel, supplies, and Real Estate as may be reasonably necessary in connection with any examination or audit of the Grantor's business under this Section or for maintaining or enforcing the Agent's Liens. The Agent shall have the right, at any time, in the Agent's name or in the name of a nominee of the Agent, to verify the validity, amount, or any other matter relating to the Accounts, Inventory, or other Collateral, by mail, telephone, or otherwise.

      Section 2.9 Accounts.

            (a) Each Grantor hereby represents and warrants to the Agent and the Lenders, with respect to such Grantor's Accounts, that: (i) each existing Account represents, and each future Account will represent, a bona fide sale or lease and delivery of goods by such Grantor, or rendition of services by such Grantor, in the ordinary course of such Grantor's business; (ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Agent, without any offset, deduction, defense, or counterclaim except those known to such Grantor and disclosed to the Agent and the Lenders pursuant to the Credit Agreement and this Agreement; (iii) no payment will be received with respect to any Account, and no credit, discount, or extension, or any agreement therefor, will be granted on any Account, except as reported to the Agent and the Lenders in Borrowing Base Certificates delivered in accordance with the Credit Agreement and this Agreement; (iv) each copy of an invoice delivered to the Agent by such Grantor will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (v) all goods described in any invoice representing a sale of goods will have been delivered to the Account Debtor and all services of such Grantor described in each invoice will have been performed.


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            (b)   No Grantor shall re-date any invoice or sale or make sales on extended dating beyond that customary in such Grantor's business or extend or modify any Account. If any Grantor becomes aware of any matter adversely affecting the collectibility of any Account or the Account Debtor therefor, including information regarding the Account Debtor's creditworthiness, such Grantor will exclude such Account from Eligible Accounts and, with respect to any such Account Debtor which is obligated on Accounts owing to any Grantor, in an aggregate amount greater than $500,000, promptly so advise the Agent.

            (c) No Grantor shall accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Account without the Agent's prior written consent. Any such instrument accepted by a Grantor with respect to any Account shall be considered as evidence of the Account and not payment thereof and such Grantor will promptly deliver such instrument to the Agent, endorsed by such Grantor to the Agent in a manner satisfactory in form and substance to the Agent. Regardless of the form of presentment, demand, or notice of protest with respect thereto, such Grantor shall remain liable thereon until such instrument is paid in full.

            (d) Each Grantor shall notify the Agent promptly of all disputes and claims in excess of $350,000 with any Account Debtor, and agrees to settle, contest, or adjust such dispute or claim at no expense to the Agent or any Lender. No discount, credit, or allowance shall be granted to any such Account Debtor without the Agent's prior written consent, except for discounts, credits, and allowances made or given in the ordinary course of a Grantor's business when no Event of Default exists. Each Grantor shall send the Agent a copy of each credit memorandum in excess of $350,000 as soon as issued, and such Grantor shall promptly report that credit on Borrowing Base Certificates submitted by the Grantors. The Agent may at all times when an Event of Default exists, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which the Agent or the Majority Lenders, as applicable, shall consider advisable and, in all cases, the Agent will credit the Loan Account with the net amounts received by the Agent in payment of any Accounts.

            (e) If an Account Debtor returns any Inventory to any Grantor when no Event of Default exists, then such Grantor shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. Each Grantor shall immediately report to the Agent any return involving an amount in excess of $1,000,000. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to any Grantor when an Event of Default exists, such Grantor, upon the request of the Agent, shall: (i) hold the returned Inventory in trust for the Agent; (ii) segregate all returned Inventory from all of such Grantor's other property; (iii) dispose of the returned Inventory solely according to the Agent's written instructions; and (iv) not issue any credits or allowances with respect thereto without the Agent's prior written consent. All returned Inventory shall be subject to the Agent's Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed


SECURITY AGREEMENT - Page 10
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      ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory and such returned Inventory shall not be Eligible Inventory.

      Section 2.10 Collection of Accounts; Payments.

            (a) On or prior to the date hereof, the Grantors shall establish a lock-box service for collections of Accounts and payment intangibles at a Clearing Bank acceptable to the Agent and subject to a Blocked Account Agreement and other documentation acceptable to the Agent. The Grantors shall promptly and thereafter instruct all Account Debtors to make all payments directly to the address established for such service. If, notwithstanding such instructions, any Grantor receives any proceeds of Accounts and payment intangibles, it shall receive such payments as the Agent's trustee, and shall immediately deliver such payments to the Agent in their original form duly endorsed in blank or deposit them into a Payment Account, as the Agent may direct.

            (b) All collections of each Grantor received in any lock-box or Payment Account or directly by any Grantor or the Agent, and all funds in any such Payment Account or other account to which such collections are deposited shall be subject to the Agent's sole control and withdrawals by the Grantors shall not be permitted.

            (c) All collections of any Person other than a Grantor received in any lock-box or Payment Account or directly by any such Person or the Agent, and all funds in any such Payment Account or other account to which such collections are deposited shall be subject to the Agent's sole control and withdrawals by any Grantor shall not be permitted.

            (d) The Agent or the Agent's designee may, at any time after a Default or an Event of Default has occurred, notify the Grantors' Account Debtors that the Grantors' Accounts and payment intangibles have been assigned to the Agent and of the Agent's security interest therein, and may collect such Accounts and payment intangibles directly and charge the collection costs and expenses against the proceeds received or to the Loan Account as a Revolving Loan. So long as an Event of Default exists, the Grantors, at the Agent's request, shall execute and deliver to the Agent such documents as the Agent shall require to grant the Agent access to any post office box in which collections of the Grantors' Accounts are received.

            (e) All payments, including immediately available funds, received by the Agent at a bank designated by it, whether or not received by the Agent as proceeds of any Grantor's Accounts and payment intangibles or as proceeds of other Collateral, including, without limitation, collections transferred to the Agent pursuant to this Section 2.10, will be the Agent's sole property, for the benefit of the Agent and the Lenders, and all such payments shall be credited to the Loan Account (conditional upon final collection) on the Business Day collected funds are received (if received prior to 2:00 p.m. Dallas, Texas time).


SECURITY AGREEMENT - Page 11

            (f) If sales of Inventory are made or services are rendered by any Grantor for cash, such Grantor shall immediately deliver, or cause to be delivered to the Agent or deposit into a Payment Account, the cash which such Grantor receives.

            (g) In the event all of the Secured Obligations are repaid upon the termination of this Agreement or upon acceleration of the Secured Obligations, other than through the Agent's receipt of payments on account of the Grantors' Accounts and payment intangibles or proceeds of the other Collateral, such payment will be credited (conditional upon final collection) to the Loan Account upon the Agent's receipt of immediately available funds.

      Section 2.11 Inventory; Perpetual Inventory.

            (a) Each Grantor represents and warrants and agrees that all of the Inventory owned by such Grantor is and will be held for sale or lease, or is to be furnished in connection with the rendition of services, in the ordinary course of such Grantor's business, and is and will be fit for such purposes. Each Grantor will keep its Inventory in good and marketable condition, except for damaged or defective goods arising in the ordinary course of such Grantor's business. No Grantor will, without the prior written consent of the Agent, acquire or accept any Inventory on consignment or approval. Each Grantor agrees that all Inventory produced by such Grantor in the U.S. will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. Each Grantor will conduct a physical count of its Inventory at least once per Fiscal Year, and during the existence of an Event of Default, at such other times as the Agent requests. Each Grantor will maintain a perpetual inventory reporting system at all times. No Grantor will, without the Agent's written consent, sell any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis.

            (b) In connection with all Inventory financed by Letters of Credit, during the existence of a Default or an Event of Default, each Grantor will, upon the Agent's request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses, or others receiving or holding cash, checks, Inventory, Documents, or Instruments in which the Agent holds a Lien to deliver such Collateral to the Agent and/or subject to the Agent's order, and if any such Collateral shall come into such Grantor's possession, to deliver such Collateral, upon the Agent's request, to the Agent in its original form. Each Grantor shall also, at the Agent's request, during the existence of a Default or an Event of Default, designate the Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

      Section 2.12 Equipment.

            (a) Each Grantor represents and warrants and agrees that all of the Equipment owned by such Grantor is and will be used or held for use in such Grantor's business, and is and will be fit for such purposes. Each Grantor shall keep and maintain its Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof.


SECURITY AGREEMENT - Page 12

            (b) Each Grantor shall promptly inform the Agent of any material additions to or deletions from its Equipment. No Grantor shall permit any of its Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Agent does not have a first priority Lien subject only to Permitted Liens. No Grantor will, without the Agent's prior written consent, alter or remove any identifying symbol or number on any of such Grantor's Equipment constituting Collateral.

            (c) Except as set forth in the Credit Agreement, no Grantor shall, without the Agent's prior written consent, sell, license, lease as a lessor, or otherwise dispose of any of such Grantor's Equipment.

      Section 2.13 [Reserved.]

      Section 2.14 Documents, Instruments, and Chattel Paper. Each Grantor represents and warrants to the Agent and the Lenders that (a) all Documents, Instruments, Letter-of-Credit Rights, and Chattel Paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine, and (b) all goods evidenced by such Documents, Instruments, Letter-of-Credit Rights, and Chattel Paper are and will be owned by such Grantor, free and clear of all Liens other than Permitted Liens. If any Grantor retains possession of any Documents, Instruments, or Chattel Paper with the Agent's consent, such Documents, Instruments, or Chattel Paper shall be marked with the following legend: "This writing and the obligations evidenced or served hereby are subject to the security interest of Bank of America, National Association, as the administrative agent (the "Agent"), for the benefit of the Agent and the Lenders pursuant to that certain Security Agreement dated as of April 24, 2002 among [the Grantor] and certain of its affiliates and the Agent.

      Section 2.15 Right to Cure. Except as specifically limited by the Credit Agreement, the Agent may, in its discretion, and shall, at the direction of the Majority Lenders, pay any amount or do any act required of any Grantor hereunder or under any other Loan Document in order to preserve, protect, maintain, or enforce the Secured Obligations or the Collateral and the Agent's Liens therein, and which any Grantor fails to pay or do, including payment of any judgment against any Grantor, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's, bailee's or consignee's claim, and any other Lien upon or with respect to the Collateral. All payments that the Agent makes under this Section 2.15 and all out-of-pocket costs and expenses that the Agent pays or incurs in connection with any action taken by it hereunder shall be payable by the Grantor on demand and may be charged to the Loan Account as a Revolving Loan. Any payment made or other action taken by the Agent under this
Section 2.15 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

      Section 2.16 Power of Attorney. Each Grantor hereby appoints the Agent and the Agent's designee as such Grantor's attorney, with power: (a) to endorse or sign the Grantor's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Agent's or any Lender's possession; (b) to sign the Grantor's name on any invoice, bill of lading, warehouse receipt, or other negotiable or non-negotiable Document constituting Collateral, on drafts against customers, on assignments of Accounts, on notices of


SECURITY AGREEMENT - Page 13
assignment, financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) during the existence of any Event of Default, to notify the post office authorities to change the address for delivery of such Grantor's mail to an address designated by the Agent and to receive, open, and dispose of all mail addressed to such Grantor; (d) to send requests for verification of Accounts to customers or Account Debtors; (e) during the existence of any Event of Default, to complete in such Grantor's name or the Agent's name, any order, sale, or transaction, obtain the necessary Documents in connection therewith, and collect the proceeds thereof; (f) during the existence of an Event of Default, to clear Inventory through customs in such Grantor's name, the Agent's name, or the name of the Agent's designee, and to sign and deliver to customs officials powers of attorney in such Grantor's name for such purpose; (g) to the extent, if any, that such Grantor's authorization given in Section 2.3(g) is not sufficient, and without otherwise limiting such authorization, to file such financing statements with respect to this Agreement, with or without such Grantor's signature, or to file a photocopy of this Agreement in substitution for a financing statement, as the Agent may deem appropriate and to execute in such Grantor's name such financing statements and amendments thereto and continuation statements which may require such Grantor's signature; and (h) to do all things necessary to carry out the terms of the Credit Agreement and this Agreement. Each Grantor ratifies and approves all acts of such attorney. Neither any Lender, the Agent, nor any of their respective attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for their willful misconduct. This power, being coupled with an interest, is irrevocable until the Credit Agreement has been terminated and the Secured Obligations have been fully and irrevocably satisfied.

      Section 2.17 The Agent's and the Lenders' Rights, Duties, and Liabilities.

            (a) Each Grantor assumes all responsibility and liability arising from or relating to the use, sale, license, or other disposition of the Collateral. The Secured Obligations shall not be affected by any failure of the Agent or any Lender to take any steps to perfect the Agent's Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release any Grantor from any of the Secured Obligations. During the existence of any Event of Default, the Agent may (but shall not be required to), and at the direction of the Majority Lenders shall, without notice to or consent from any Grantor, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of any Grantor for the Secured Obligations or under the Credit Agreement or any other agreement now or hereafter existing between the Agent and/or any Lender and such Grantor.

            (b) It is expressly agreed by each Grantor that, anything herein to the contrary notwithstanding, such Grantor shall remain liable under each of its contracts and each of its licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither the Agent nor any Lender shall have any obligation


SECURITY AGREEMENT - Page 14
      or liability under any contract or license by reason of or arising out of this Agreement or the granting herein of a Lien thereon or the receipt by the Agent or any Lender of any payment relating to any contract or license pursuant hereto. Neither the Agent nor any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contract or license, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

            (c) The Agent may any time during the existence of a Default or an Event of Default (or if any rights of set-off (other than set-offs against an Account arising under the contract giving rise to the same Account) or contra accounts may be asserted with respect to the following), without prior notice to any Grantor, and upon the request of the Agent each Grantor shall, notify Account Debtors, and other Persons obligated on the Collateral that the Agent has a security interest therein, and that payments shall be made directly to the Agent, for the benefit of the Agent and the Lenders. Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, no Grantor shall give any contrary instructions to such Account Debtor or other Person without the Agent's prior written consent.

            (d) The Agent may at any time in the Agent's own name or in the name of any Grantor communicate with the Grantors' Account Debtors, parties to contracts, and obligors in respect of Instruments to verify with such Persons, to the Agent's satisfaction, the existence, amount, and terms of Accounts, payment intangibles, Instruments, or Chattel Paper. If a Default or Event of Default exists, each Grantor, at its own expense, shall cause the independent certified public accountants then engaged by such Grantor to prepare and deliver to the Agent and each Lender at any time and from time to time promptly upon the Agent's request the following reports with respect to such Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as the Agent may request. Each Grantor, at its own expense, shall deliver to the Agent the results of each physical verification, if any, which such Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

      Section 2.18 Patent, Trademark, and Copyright Collateral.

            (a) No Grantor has any interest in, or title to, any patents, patent applications, trademark and service mark registrations and applications, and copyright registrations and applications except as set forth in Schedule 6.10 of the Credit Agreement. This Agreement is effective to create a valid and continuing Lien on and, upon filing of each Copyright Security Agreement with the United States Copyright Office and filing of each Patent Security Agreement and Trademark Security Agreement with the United States Patent and Trademark Office and filing of appropriate financing statements pursuant to the UCC, perfected Liens in favor of the Agent, the Proprietary Rights of each Grantor to the extent registered under the Requirements of Laws of the U.S., and such perfected


SECURITY AGREEMENT - Page 15

      Liens are enforceable as such as against any and all creditors of and purchasers from any Grantor. Upon filing of all such Copyright Security Agreements, Patent Security Agreements, and Trademark Security Agreements and the filing of appropriate financing statements pursuant to the UCC, all action necessary to protect and perfect the Agent's Lien on each Grantor's Proprietary Rights under Requirements of Law shall have been duly taken.

            (b) Each Grantor shall notify the Agent immediately if it knows or has reason to know that any application or registration relating to any Proprietary Rights (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office, or any court) regarding such Grantor's ownership of any Proprietary Rights, its right to register the same, or to keep and maintain the same.

            (c) In no event shall any Grantor, either directly or through any agent, employee, licensee, or designee, file an application for the registration of any Proprietary Rights with the United States Patent and Trademark Office, the United States Copyright Office, or any similar office or agency without giving the Agent prior written notice thereof, and, upon request of the Agent, each Grantor shall execute and deliver any and all Copyright Security Agreements, Patent Security Agreements, or Trademark Security Agreements as the Agent may request to evidence the Agent's Lien on such Proprietary Rights and the General Intangibles of such Grantor relating thereto or represented thereby.

            (d) Each Grantor shall take all actions necessary or requested by the Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Proprietary Rights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings unless the applicable Grantor determines that such Proprietary Rights are not material to the conduct of its business.

            (e) In the event that any Proprietary Right is infringed upon, or misappropriated or diluted by a third party, such Grantor shall notify the Agent promptly after the Grantor learns of such infringement, misappropriation, or dilution and, unless it reasonably determines that such Proprietary Rights are not material to the conduct of its business or operations, promptly sue for infringement, misappropriation, or dilution and to recover any and all damages for such infringement, misappropriation, or dilution, and shall take such other actions as the Agent shall deem appropriate under the circumstances to protect such Proprietary Rights.

      Section 2.19 Indemnification. In any suit, proceeding, or action brought by the Agent or any Lender relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, each Grantor will save, indemnify, and keep the Agent and the Lenders harmless from and against all expense (including reasonable attorneys' fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment, or reduction of liability whatsoever of the Account Debtor or other Person obligated on the


SECURITY AGREEMENT - Page 16

Collateral, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness, or liability at any time owing to, or in favor of, such obligor or its successors from any Grantor, except in the case of the Agent or any Lender, to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of the Agent or such Lender as finally determined by a court of competent jurisdiction. All such obligations of any Grantor shall be and remain enforceable against and only against such Grantor and shall not be enforceable against the Agent or any Lender.

      Section 2.20 Limitation on Liens on Collateral. No Grantor will create, permit, or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Liens, and each Grantor will defend the right, title, and interest of the Agent and the Lenders in and to any of such Grantor's rights under the Collateral against the claims and demands of all Persons whomsoever.

      Section 2.21 Notice Regarding Collateral. Each Grantor will advise the Agent promptly, in reasonable detail, (a) of any Lien (other than Permitted Liens) or claim made or asserted against any of the Collateral, and (b) of the occurrence of any other event which would have a Material Adverse Effect.

      Section 2.22 Remedies; Rights Upon Default.

            (a) In addition to all other rights and remedies granted to it under this Agreement, the Credit Agreement, the other Loan Documents, and under any other instrument or agreement securing, evidencing, or relating to any of the Secured Obligations, if any Event of Default shall have occurred and be continuing, the Agent may exercise all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event the Agent, without demand of performance or other demand, advertisement, or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon any Grantor or any other Person (all and each of which demands, advertisements, and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith enter upon the premises of any Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on the Agent's claim or action and may collect, receive, assemble, process, appropriate, and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as the Agent may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Agent and the Lenders, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. The Agent shall have the right to conduct such sales on any Grantor's premises or elsewhere and shall have the right to use each


SECURITY AGREEMENT - Page 17

      Grantor's premises without charge for such time or times as the Agent deems necessary or advisable.

            (b) Each Grantor further agrees, at the Agent's request, to assemble the Collateral and make it available to the Agent at a place or places designated by the Agent which are reasonably convenient to the Agent and such Grantor, whether at such Grantor's premises or elsewhere. Until the Agent is able to effect a sale, lease, or other disposition of Collateral, the Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Agent. The Agent shall have no obligation to any Grantor to maintain or preserve the rights of such Grantor as against third parties with respect to Collateral while Collateral is in the possession of the Agent. The Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Agent's remedies (for the benefit of the Agent and the Lenders), with respect to such appointment without prior notice or hearing as to such appointment. The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization, or sale to the Secured Obligations as provided in the Credit Agreement, and only after so paying over such net proceeds, and after the payment by the Agent of any other amount required by any provision of law, need the Agent account for the surplus, if any, to the Grantors. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Agent or any Lender arising out of the repossession, retention, or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of the Agent or such the Lender as finally determined by a court of competent jurisdiction. Each Grantor agrees that ten (10) days prior notice by the Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys' fees or other expenses incurred by the Agent or any Lender to collect such deficiency.

            (c) Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest, or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

            (d) To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Agent (i) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of,
      (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection


SECURITY AGREEMENT - Page 18
      agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession, or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection, or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants, and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 2.22(d) is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent's exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 2.22(d). Without limitation upon the foregoing, nothing contained in this Section 2.22(d) shall be construed to grant any rights to any Grantor or to impose any duties on the Agent that would not have been granted or imposed by this Agreement or by Requirements of Law in the absence of this Section 2.22(d).

      Section 2.23 Grant of License to Use Intellectual Property. For the purpose of enabling the Agent to exercise rights and remedies under Section 2.22 or under any other Loan Document or applicable Requirements of Law, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell, or otherwise dispose of Collateral) at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Agent, for the benefit of the Agent and the Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license, or sublicense any Proprietary Rights now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

      Section 2.24 Limitation on the Agent's and the Lenders' Duty in Respect of Collateral. The Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.


SECURITY AGREEMENT - Page 19

      Section 2.25 Voting Rights, Distributions, Etc. in Respect of Investment Property.

            (a) So long as no Event of Default exists (i) each Grantor shall be entitled to exercise any and all voting and other consensual rights (including, without limitation, the right to give consents, waivers, and notifications in respect of any securities) pertaining to its Investment Property or any part thereof; provided, however, that without the prior written consent of the Agent and the Majority Lenders, no vote shall be cast or consent, waiver, or ratification given or action taken which would
      (A) be inconsistent with or violate any provision of the Credit Agreement, this Agreement, or any other Loan Document or (B) amend, modify, or waive any material term, provision, or condition of the certificate of incorporation, bylaws, certificate of formation, or other charter document or other agreement relating to, evidencing, providing for the issuance of, or securing any such Investment Property, in any manner that would impair such Investment Property, the transferability thereof, or the Agent's Liens therein, and (ii) each Grantor shall be entitled to receive and retain any and all dividends and interest paid in respect of any of such Investment Property (unless otherwise required by this Agreement).

            (b) During the existence of an Event of Default, (i) the Agent may, without notice to any Grantor or any other Person obligated for payment of all or any part of the Secured Obligations, transfer or register in the name of the Agent or any of its nominees, for the benefit of the Agent and the Lenders, any or all of the Collateral consisting of Investment Property, the proceeds thereof (in cash or otherwise), and all liens, security, rights, remedies, and claims of any Grantor with respect thereto (as used in this Section 2.25 collectively, the "Pledged Collateral") held by the Agent hereunder, and the Agent or its nominee may thereafter, after delivery of notice to the applicable Grantor, exercise all voting and corporate rights at any meeting of any corporation, partnership, or other business entity issuing any of the Pledged Collateral and any and all rights of conversion, exchange, subscription, or any other rights, privileges, or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization, or other readjustment of any corporation, partnership, or other business entity issuing any of such Pledged Collateral or upon the exercise by any such issuer or the Agent of any right, privilege, or option pertaining to any of the Pledged Collateral, and in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Agent shall have no duty to exercise any of the aforesaid rights, privileges, or options, and the Agent shall not be responsible for any failure to do so or delay in so doing, (ii) after the Agent's giving of the notice specified in clause (i) of this Section 2.25(b), all rights of any Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to clause (i) of Section 2.25(a) and to receive the dividends, interest, and other distributions which it would otherwise be authorized to receive and retain thereunder shall be suspended until such Event of Default shall no longer exist, and all such rights shall, until such Event of Default shall no longer exist, thereupon become vested in the Agent which shall thereupon have the sole right to exercise such voting and other consensual rights and to


SECURITY AGREEMENT - Page 20
      receive and hold as Pledged Collateral such dividends, interest, and other distributions, (iii) all dividends, interest, and other distributions which are received by any Grantor contrary to the provisions of this
      Section 2.25(b) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Agent as Collateral in the same form as so received (with any necessary endorsement), and (iv) each Grantor shall execute and deliver (or cause to be executed and delivered) to the Agent all such proxies and other instruments as the Agent may reasonably request for the purpose of enabling the Agent to exercise the voting and other rights which it is entitled to exercise pursuant to this Section 2.25(b) and to receive the dividends, interest, and other distributions which it is entitled to receive and retain pursuant to this Section 2.25(b). The foregoing shall not in any way limit the Agent's power and authority granted pursuant to Section 2.16.

      Section 2.26 Contribution and Indemnification. To the extent that any Grantor shall make any transfer (including, without limitation, any lien, payment, grant, or guaranty) pursuant to this Agreement (any such transfer hereinafter being called an "Accommodation Payment") then the Grantor making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Grantors in an amount, for each of such other Grantors, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Grantor's Allocable Amount (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the Grantors. As of any date of determination, the "Allocable Amount" of each Grantor shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Grantor hereunder without (a) rendering such Grantor "insolvent" within the meaning of Section 101(31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act ("UFTA") or
Section 2 of the Uniform Fraudulent Conveyance Act ("UFCA"), (b) leaving such Grantor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or
(c) leaving such Grantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or
Section 5 of the UFCA. All rights and claims of contribution, indemnification, and reimbursement under this paragraph shall be subordinate in right of payment to the prior payment in full of the Secured Obligations. The provisions of this paragraph shall, to the extent expressly inconsistent with any provisions in any Loan Document, supersede such inconsistent provision.

      Section 2.27 Acknowledgment of Pledge. With respect to any Investment Property issued by a Grantor which at any time is owned by another Grantor or by Daisytek International Corporation and constitutes an uncertificated security as defined in the UCC, such issuing Grantor will comply with instructions originated by the Agent without further consent by the registered owner thereof. All shares of Capital Stock, which constitute a certificated security as defined in the UCC, issued by a Grantor at any time owned by another Grantor or by Daisytek International Corporation, and all warrants, and all non-cash dividends and other non-cash distributions in respect thereof at any time registered in the name of, or otherwise deliverable to, such owning Person, shall be delivered to Agent, for the account of such owning Person, at the Agent's address specified in the Credit Agreement.


SECURITY AGREEMENT - Page 21

                                    ARTICLE 3

                                  MISCELLANEOUS

      Section 3.1 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored, or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored, or returned.

      Section 3.2 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration, or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration, or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.

      Section 3.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement. This Agreement is to be read, construed, and applied together with the Credit Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of the Agent, the Lenders, and each Grantor with respect to the matters referred to herein and therein.

      Section 3.4 No Waiver; Cumulative Remedies. Neither the Agent nor any Lender shall by any act, delay, omission, or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Agent and then only to the extent therein set forth. A waiver by the Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Agent or any Lender, any right, power, or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Agreement may be waived, altered, modified, or amended



SECURITY AGREEMENT - Page 22
except by an instrument in writing, duly executed by the Agent and the Grantors, subject to the terms of the Credit Agreement.

      Section 3.5 Limitation by Law. All rights, remedies, and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered, or filed under the provisions of any applicable law.

      Section 3.6 Termination of this Agreement. Subject to the Credit Agreement and Section 3.1, this Agreement shall terminate following termination of the Credit Agreement upon the satisfactory collateralization of all Letters of Credit and Credit Support and the payment in full of all other Obligations (other than indemnification obligations as to which no claim has been asserted).

      Section 3.7 Successors and Assigns. This Agreement and all obligations of each Grantor hereunder shall be binding upon the successors and assigns of each Grantor (including any debtor-in-possession on behalf of any Grantor) and shall, together with the rights and remedies of the Agent, for the benefit of the Agent and the Lenders, inure to the benefit of the Agent and the Lenders, all future holders of any instrument evidencing any of the Secured Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers, or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to the Agent, for the benefit of the Agent and the Lenders. No Grantor may assign, sell, hypothecate, or otherwise transfer any interest in or obligation under this Agreement.

      Section 3.8 Counterparts. This Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one and the same agreement. This Agreement may be authenticated by manual signature, facsimile, or, if approved in writing by the Agent, electronic means, all of which shall be equally valid. A telecopy of any such executed counterpart shall be deemed valid as an original.

      Section 3.9 Governing Law; Choice of Forum; Service of Process.

            (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS, PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF TEXAS; PROVIDED THAT THE AGENT SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

            (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS


SECURITY AGREEMENT - Page 23

      OR OF THE U.S. LOCATED IN DALLAS COUNTY, TEXAS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE GRANTORS AND THE AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE GRANTORS AND THE AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY OTHER AGREEMENT, DOCUMENT, OR INSTRUMENT RELATED HERETO OR THERETO. NOTWITHSTANDING THE FOREGOING (i) THE AGENT SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY GRANTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE SECURED OBLIGATIONS AND (ii) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

            (c) EACH GRANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH GRANTOR AT ITS ADDRESS SET FORTH IN SECTION 13.8 OF THE CREDIT AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

      Section 3.10 Waiver of Jury Trial. EACH OF THE GRANTORS AND THE AGENT IRREVOCABLY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING, OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ONE PARTY AGAINST THE OTHER PARTY OR ANY AGENT-RELATED PERSON (AS DEFINED IN THE CREDIT AGREEMENT), WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE GRANTORS AND THE AGENT AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE GRANTORS AND THE AGENT FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM, OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS


SECURITY AGREEMENT - Page 24

WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT.

      Section 3.11 Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

      Section 3.12 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

      Section 3.13 Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, without limitation, the provisions of Section 3.9 and Section 3.10, with its counsel.

      Section 3.14 Benefit of the Lenders. All Liens granted or contemplated hereby shall be for the benefit of the Agent and the Lenders, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Secured Obligations in accordance with the terms of the Credit Agreement.

                  [Remainder of page intentionally left blank]


SECURITY AGREEMENT - Page 25

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

                                         GRANTORS:

                                         DAISYTEK, INCORPORATED
                                         ARLINGTON INDUSTRIES, INC.
                                         B.A. PARGH COMPANY
                                         DAISYTEK LATIN AMERICA, INC.
                                         DIGITAL STORAGE, INC.
                                         TAPEBARGAINS.COM, INC.
                                         THE TAPE COMPANY
                                         VIRTUAL DEMAND, INC.


                                         By: ___________________________________
                                             Ralph Mitchell
                                             Executive Vice President, Chief
                                             Financial Officer, and Treasurer


SECURITY AGREEMENT - Page 26

                                         AGENT:

                                         BANK OF AMERICA, NATIONAL ASSOCIATION,
                                         as Agent


                                         By: ___________________________________
                                             Rosemary Davis
                                             Senior Vice President


SECURITY AGREEMENT - Page 27

                                 SCHEDULE 2.3(h)
                                       to
                               SECURITY AGREEMENT

                             Commercial Tort Claims

None.


SCHEDULE 2.3(h) - Solo Page

                                  SCHEDULE 2.4
                                       to
                               SECURITY AGREEMENT

                             Location of Collateral

A.    Location of Chief Executive Office and Location of Books and Records:

      1025 Central Expressway South, Suite 200
      Allen, Texas 75013

B. Location of Collateral, location of all other places of business, and location of leased facilities and name of lessor/sublessor:


                             DAISYTEK, INCORPORATED

              Location                                            Lessor/Sublessor
              --------                                            ----------------
1025 Central Expressway South, Suite 200               Enterprise Business Park D-2, L.P., c/o
Allen, TX 75013                                        Trammell Crow Company

4650 Quality Drive                                     New York Life Insurance Company
Memphis, TN 38118

5346 Annadall Drive
Memphis, TN 38125

158 West Yard Road                                     Selkirk Ventures, LLC
Bethlehem, New York

4049 Industrial Parkway, Unit 103                      Tejon Dermody Industrial LLC
Wheeler Ridge, California

                                                       Berkley Industries (Bailor)

                           ARLINGTON INDUSTRIES, INC.

              Location                                            Lessor/Sublessor
              --------                                            ----------------
2615 Mountain Industrial Boulevard                     Shaheen & Co.
Tucker, GA 30084

18300 S. Wilmington Ave., Suite 160 & Part of 150      Carson Dominguez Properties, L.P.
Rancho Dominguez, CA 90220

1001 Technology Way                                    The Manufacturers Life Insurance Company
Libertyville, IL 60048

River Terminal Bldg.                                   RTC Properties, Inc.
6 Hackensack Ave.
South Kearny, NJ 7032_


SCHEDULE 2.4 - Page 1

                               B.A. PARGH COMPANY

              Location                                          Lessor/Sublessor
              --------                                          ----------------
One Vantage Way #E-100                                 K&N Office Limited Partnership
Nashville, TN 37228

                          DAISYTEK LATIN AMERICA, INC.

              Location                                          Lessor/Sublessor
              --------                                          ----------------
1825 NW 87th Ave.                                      AMB HTD-Beacon Centre, LLC
Miami, FL 33172

                              DIGITAL STORAGE, INC.

              Location                                          Lessor/Sublessor
              --------                                          ----------------
7611 Green Meadows Dr.                                 FREM II Ltd.
Lewis Center, OH 43035

                                THE TAPE COMPANY

              Location                                                     Lessor/Sublessor
              --------                                                     ----------------
30 West 21st, Ground & 2nd Floors                            Wisteria L.L.C.
New York, NY 10010

1014 North Highland Ave.                                     Richard Schoenberg
Hollywood, CA 90038

931 North Cole Ave.                                          William Sands
Hollywood, CA 90038

731 Bryant Street                                            William Sands
San Francisco, CA 94107

325 West Lake St., Unit A                                    West Lake Farms #2 LLC
Elmhurst, IL 60126

11240 Cornell Park Dr. #100                                  Cornell Park
Blue Ash, OH 45242

1441 Combermere                                              Jerome G. Timlin
Troy, MI 48083

7630 Washington Ave. South                                   Gerald A. and Barbara A. Portnoy
Eden Prairie, MN 55344

West Business Park, Darby Commons, Fairfax #5 and Bay 6      Wilbur C. Henderson and Betty Lee Henderson (need
Darby Township, PA 19032                                     Mortgagee's signature)
3069 McCall Dr., Suite 8                                     Shaheen & Company
Atlanta, GA 30340

1525 Capital Dr., #110                                       Capitol Drive Ltd.
Carrollton, TX 75006

2823 152nd Avenue, NE                                        Norman E. Yett, Trustee
Redmond, WA 98052


SCHEDULE 2.4 - Page 2